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                                                                     EXHIBIT 2.2

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                         PMI STOCK PURCHASE AGREEMENT


                                    BETWEEN


                           GILBERTO MARIN QUINTERO,
                                   as Seller

                                      AND

                           PTB INTERNATIONAL, INC.,
                                 as Purchaser


                         ----------------------------

                          Dated as of March 15, 2001

                         ----------------------------

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                          PMI STOCK PURCHASE AGREEMENT
                          ----------------------------

          PMI STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of March 15,
                                             ---------
2001, by and between Gilberto Marin Quintero (the "Seller") and PTB
                                                   ------
International, Inc., a Delaware corporation (the "Purchaser").
                                                  ---------

          The Seller and the Purchaser and together with certain other parties have entered into a Framework Agreement, dated as of January 31, 2001 (the "Framework Agreement"). It is a condition to the consummation of the
--------------------
transactions contemplated by the Framework Agreement that the Seller and the Purchaser concurrently enter into, and consummate the Transaction (as defined below) contemplated by, this Agreement. Capitalized expressions used herein without definition shall have the respective meanings assigned to them in the Framework Agreement.

          The Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, an aggregate of 508 shares (the "PMI Shares"),
                                                              ----------
representing 2% of the issued and outstanding shares of capital stock (acciones
                                                                       --------
ordinarias), on a fully-diluted basis, of Paragon-Mabesa International, S.A. de
----------
C.V. ("PMI"), a Mexican  corporation (sociedad anonima de capital variable),
       ---                            ------------------------------------
which PMI Shares are fully subscribed and paid for and therefore "acciones
                                                                  --------
liberadas", in each case upon the terms and subject to the conditions set forth
---------
in this Agreement.

          Now, therefore, the parties hereto agree as follows:

                                   ARTICLE I

                      SALE AND PURCHASE OF THE PMI SHARES
                      -----------------------------------

          1.1  Sale and Purchase of the PMI Shares.
               -----------------------------------

          At the Closing (as defined below), the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements of the parties contained herein, the PMI Shares, free and clear of any Lien, and in consideration therefor, the Seller shall be entitled to receive from the Purchaser an amount equal to US$500,000 (the "PMI Purchase Amount"), by wire transfer to an account in Mexico
                 -------------------
designated therefor by the Seller in a notice to the Purchaser three (3) Business Days prior to the Closing.
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          1.2  Delivery of the PMI Shares.
               --------------------------

          (a)  At the Closing, the Seller shall deliver to the Purchaser:

          (i) the stock certificates representing the PMI Shares (which shall represent two percent (2%) of the issued and outstanding shares of capital stock of PMI, on a fully-diluted basis), duly endorsed in property in favor of the Purchaser, which shares are fully subscribed and paid for, and are therefore "acciones liberadas";
                                           ------------------

          (ii) evidence reasonably satisfactory to the Purchaser of the due authorization and issuance of the PMI Shares described in item (a)(i) above;

          (iii) evidence reasonably satisfactory to the Purchaser of the registration of the PMI Shares described in item (a)(i) in the books and registers of PMI in the name of the Seller; and

          (iv) all requisite documentation, executed by the Seller or PMI, as the case may be, to give effect to the registration of the PMI Shares described in item (a)(i) above in the books and registers of PMI, in the name and for the benefit of the Purchaser.

          (b) At the Closing, the Purchaser shall deliver to the Seller the PMI Purchase Amount, subject to the provisions of Section 1.3.

          1.3  Taxes.
               -----

          (a) The Seller is solely responsible for any transfer, stamp and similar taxes and for any income taxes of the Seller, resulting from the consummation of the Transaction.

          (b) The Purchaser is solely responsible for any income taxes, if any, of the Purchaser resulting from the Consummation of the Transaction.

          1.4  Closing; Closing Date.
               ---------------------

          The closing (the "Closing") of the sale and purchase of the PMI Shares
                            -------
(the "Transaction") shall take place at the offices of Creel, Garcia-Cuellar y
      -----------
Muggenburg, S.C., Mexico City, or such other place as the parties may agree, at 10:00 a.m., local time, on the date hereof. The time and date upon which the Closing occurs is herein called the "Closing Date."
                                     ------------

                                       2
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                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          2.1  Representations and Warranties of the Seller. The Seller
               --------------------------------------------
represents and warrants to the Purchaser as follows:

               (a)  Organization and Capitalization of PMI.
                    --------------------------------------

               (i)  PMI (x) is a Mexican corporation (sociedad anonima de
                                                      -------------------
     capital variable) duly organized, validly existing and in good standing
     ----------------
     under the laws of Mexico, and is duly registered in the Registro Publico de Comercio of Tijuana, Mexico, (y) has all the requisite corporate power and lawful authority to conduct its business, as it is being conducted on and as of the Closing Date, and (z) is authorized to issue shares of common stock (acciones ordinarias), with a stated value (valor nominal) of Ps One
            -------------------                        -------------
     Thousand (1,000 Mexican pesos) per share, of which 25,397 shares are duly issued and outstanding. All of the issued and outstanding shares of common stock of PMI are duly authorized and validly issued, fully subscribed paid for and are therefore "acciones liberadas". No other class of capital stock
                            ------------------
     or other ownership interests in PMI is authorized or outstanding.

               (ii) Except for this Agreement and the Framework Agreement and after giving effect to the transactions contemplated by the Termination and Release Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Marin or PMI any of the common stock or any other capital stock or any other security of PMI, and there is no outstanding security of any kind of PMI convertible into any such common or capital stock.

               (iii) Immediately prior to giving effect to the Transaction, the Seller owns, free and clear of any Liens, exactly 12,970 shares of PMI, representing 51% of the issued and outstanding shares of capital stock of PMI, on a fully-diluted basis. At the Closing, upon payment to the Seller in accordance with Section 1.1 and subject to Section 1.3, the Seller will convey to the Purchaser good, valid and marketable title in and to the PMI Shares (which represent 2% of the issued and outstanding capital stock of PMI, on a fully-diluted basis), free and clear of any Lien (except any Lien on such shares created pursuant to the terms and conditions of the Option Agreement). Immediately after giving effect to the Transaction, the Seller will own, free and clear of any Lien (except any Lien on such shares created pursuant to the terms and conditions of the Option Agreement), exactly 12,462 shares of PMI, representing 49% of the issued and outstanding capital stock of PMI, on a fully-diluted basis.

                                       3
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               (b)  Tax Compliance.
                    --------------

               PMI has (i) timely and adequately filed any and all required income tax and other tax returns and all such tax returns are correct and complete in all material respects, and (ii) paid all material income and other Taxes owing by it, for all periods ending on or before the date hereof.

               (c)  PMI Balance Sheet.
                    -----------------

               (i) The Seller has delivered to PTBI an unaudited balance sheet of PMI (the "PMI Balance Sheet") as of December 31, 2000 (the "PMI Balance
                  -----------------                                 -----------
     Sheet Date"), attached as Schedule 2.1(c) hereto. The PMI Balance Sheet
     ----------                ---------------
     fairly presents in all material respects the assets and liabilities of PMI as owner and operator of its business, on and as of such PMI Balance Sheet Date, in accordance with Mexican GAAP consistently applied, subject to normal year-end audit adjustments. Since the PMI Balance Sheet Date, PMI has not declared, set aside or paid any dividend or other distribution (when in cash, securities or property or any combination thereof) in respect of any capital stock of PMI.

               (ii) Except as and to the extent set forth on the PMI Balance Sheet, as of the PMI Balance Sheet Date, PMI did not have any material Financial Liability that was not fully and adequately reflected on the PMI Balance Sheet.

               (iii) On and as of the Closing Date, (i) PMI has not incurred any material Financial Liabilities or, except in the ordinary course of business, any other Liabilities since the PMI Balance Sheet Date, and (ii) there has not been any material adverse change in the assets, business, properties, prospects or condition (financial or otherwise) of PMI or the business of PMI since the PMI Balance Sheet Date.

               2.2  Representations and Warranties of the Purchaser. The
                    -----------------------------------------------
Purchaser represents and warrants to the Seller that, as of the date hereof, to the Purchaser's knowledge (as defined below) the Seller is not in breach of its representations and warranties contained in Section 2.1(b) and Section 2.1(c) above. For purposes hereof, "Purchaser's knowledge" means the actual knowledge
                             ---------------------
of any of the persons identified in Schedule 2.2 hereto.
                                    ------------


                                  ARTICLE III

                                 MISCELLANEOUS
                                 -------------

               3.1  Entire Agreement.  This Agreement, the Framework Agreement
                    ----------------
and the Indemnification Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings with respect thereto, both written and oral.

                                       4
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               3.2  Amendments and Waiver.  Any provision of this Agreement may
                    ---------------------
be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment by each party hereto, or in the case of a waiver by the party against whom the waiver is to be effective.

               3.3  Successors and Assigns.  The provisions of this Agreement
                    ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               3.4  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                    -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF MEXICO.

               3.5  Arbitration.  Each party to this Agreement hereby
                    -----------
irrevocably agrees that any dispute, controversy or Claim (a "dispute") arising
                                                              -------
out of (or relating to) this Agreement or any of the transactions contemplated hereby shall first be resolved amicably between the parties, and, if the parties are unable to resolve any such dispute within a period of 30 (thirty) Business Days after notice thereof has been given by one party to the other, the parties agree that the dispute shall be submitted to the then Chief Executive Officers of Paragon and PTBI and Marin for good faith discussions and resolution and, if the parties are unable to resolve any such dispute within a period of 20 (twenty) Business Days of its submission to such mediation, any remaining dispute between the parties shall be submitted to, and resolved by, final and binding arbitration held in New York, New York, U.S.A. (or in such other city as the parties to the dispute may agree) conducted in accordance with the rules of the International Chamber of Commerce (the "ICC Arbitration") as currently in
                                            ---------------
effect. Any ICC Arbitration in respect of any dispute shall be conducted in English. The parties irrevocably agree that any notice with respect to any ICC Arbitration shall be given to their respective addresses as set forth on
Schedule 9.9 of the Framework Agreement.

               3.6  Headings.  The headings in this Agreement are for reference
                    --------
only, and shall not affect the interpretation of this Agreement.

               3.7  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                       5
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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  /s/ Gilberto Marin Quintero
                                -----------------------------
                                      Gilberto Marin Quintero


                                PTB INTERNATIONAL, INC.


                                By: /s/ Michael Riordan
                                    -------------------
                                    Name:  Michael Riordan
                                    Title: Chairman


Signature page for PMI Stock Purchase Agreement

                                       6
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                                                                 Schedule 2.1(c)

                               PMI Balance Sheet
                               -----------------

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                                                                    Schedule 2.2
                                                                    ------------

Michael Riordan
Dave Nicholson
Mark Thomas
Adolfo Gomez